Exhibit 10.5

SAMI

Saudi American Minerals

12508 W. Atlantic Blvd

Coral Springs, FL 33071

Tel 954-575-1471

Fax 954-757-1765

May 1, 2006

Joe Jacobs

Consolidated Energy, Inc.

76 George Rd

Betsy Lane, KY

Dear Mr. Jacobs,

At the request of Consolidated Energy, Inc. Board of Directors, Saudi American Minerals, Inc. has agreed to expedite their option in an agreement dated December 30, 2005.

Under an agreement signed between Consolidated Energy, Inc. and/or CEI Holdings, Inc. and Saudi American Minerals, Inc. signed on December 30, 2005, where SAMI has at its sole discretion the right to cancel the agreement with CEI.

Please be notified by this letter that SAMI has exercised their rights to terminate and declare this Agreement null and void.  Any Agreement that SAMI has with Consolidated Energy, Inc. and/or CEI Holdings, Inc. is hereby cancelled, null and void as of May 1, 2006 per Corporate minutes attached.

Sincerely,

/s/C.J. Douglas

C.J. Douglas

Agreed and accepted

/s/Joseph Jacobs

Joseph Jacobs, Secretary, Consolidated Energy, Inc.